EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2006

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – February 6, 2007 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported financial results for the fourth quarter of fiscal 2006, which ended on January 2, 2007.

Total revenues for the fourth quarter of fiscal 2006 were $360.7 million, an approximate 18% increase from the fourth quarter of fiscal 2005, on a 13-week basis.  Fiscal 2005 was a 53-week year for the Company, with an additional week in the fourth quarter, while fiscal 2006 was a 52-week year.  On a reported basis, revenues increased approximately 10% in the fourth quarter of fiscal 2006 from $328.6 million in the prior year period.

Net income was $20.4 million and diluted net income per share was $0.26 in the fourth quarter of fiscal 2006.  Excluding the approximate $0.05 per share impact from stock option expensing in the current year quarter, diluted net income per share increased $0.03, or approximately 11% from the comparable quarter of the prior year. Again, please note that the prior year fourth quarter included an extra operating week.

The Company adopted the requirements related to expensing stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) on a prospective basis beginning in the first quarter of fiscal 2006.

Comparable restaurant sales increased 0.8% in the fourth quarter of fiscal 2006.  By concept, comparable restaurant sales increased 0.4% at The Cheesecake Factory and increased 7.8% at Grand Lux Cafe in the fourth quarter of fiscal 2006.

“We were very pleased with the positive sales trend in the fourth quarter,” commented David Overton, Chairman and CEO.  “We experienced reduced volatility in guest traffic, strong gift card sales, a solid sales contribution from our new restaurants and robust third party bakery sales in the fourth quarter.”

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

New Restaurant Openings

“We achieved our stated goal of opening 13 new restaurants in the fourth quarter of fiscal 2006 and 21 new restaurants for the year,” continued Overton.  “As a group, the 13 new restaurants that opened during the fourth quarter delivered average weekly sales of approximately $210,000 since opening, with several locations in both new and existing markets significantly exceeding that amount.  This strong performance demonstrates the continued demand for our concepts and gives us confidence about our site selection methodology.”

The Company plans to open as many as 21 new restaurants in fiscal 2007, including as many as five to six Grand Lux Cafes.  Consistent with prior years, the majority of the new restaurant openings will occur during the second half of the year.  The Company anticipates that one new restaurant will open during the first quarter of fiscal 2007, which will be a Grand Lux Cafe in Aventura, Florida.  Signed leases or letters of intent are in-hand for most of the potential 2007 openings.  The Company will provide updates as to the expected number and timing of restaurant openings during the year when it releases quarterly financial results.

Financial Reporting Dates in Fiscal 2007

The Company plans to announce quarterly financial results and hold investor conference calls for the first three quarters of fiscal 2007 as outlined below.  The earnings press releases will be issued at 1:15 p.m. Pacific Time and the investor conference calls will follow at 2:00 p.m. Pacific Time on the same day.  Dates are subject to change.

Quarter Ending	Earnings Release and Investor Conference Call Dates
April 3, 2007	April 24, 2007
July 3, 2007	July 24, 2007
October 2, 2007	October 23, 2007

Conference Call and Webcast

A conference call to review the results for the fourth quarter of fiscal 2006 will be held on Tuesday, February 6, 2007 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through March 5, 2007.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the links for “Financial Information” and “Webcasts.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 123 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Certain of the Company’s directors and certain of its current and former officers are defendants in eight lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The staff of the Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operations.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		14 Weeks Ended		52 Weeks Ended		53 Weeks Ended
	January 2, 2007		January 3, 2006		January 2, 2007		January 3, 2006
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue

Revenues	$360,696	100.0%	$328,620	100.0%	$1,315,325	100.0%	$1,182,053	100.0%
Costs and expenses:
Cost of sales	94,786	26.3%	84,954	25.9%	333,528	25.4%	302,889	25.6%
Labor expenses	114,363	31.7%	100,232	30.5%	420,957	32.0%	364,173	30.8%
Other operating expenses	79,829	22.1%	74,750	22.7%	303,240	23.1%	268,253	22.7%
General and administrative expenses	21,827	6.1%	14,978	4.6%	72,751	5.5%	53,527	4.5%
Depreciation and amortization expenses	14,205	3.9%	12,934	3.9%	53,064	4.0%	45,177	3.8%
Preopening costs	12,028	3.3%	8,013	2.4%	24,944	1.9%	18,293	1.6%
Total costs and expenses	337,038	93.4%	295,861	90.0%	1,208,484	91.9%	1,052,312	89.0%
Income from operations	23,658	6.6%	32,759	10.0%	106,841	8.1%	129,741	11.0%
Interest income, net	700	0.2%	1,061	0.3%	4,245	0.3%	3,918	0.3%
Other income, net	79	0.0%	157	0.0%	2,048	0.2%	557	0.1%
Income before income taxes	24,437	6.8%	33,977	10.3%	113,134	8.6%	134,216	11.4%
Income tax provision	4,001	1.1%	11,419	3.4%	31,852	2.4%	46,268	4.0%
Net income	$20,436	5.7%	$22,558	6.9%	$81,282	6.2%	$87,948	7.4%

Basic net income per share	$0.26		$0.29		$1.04		$1.12
Basic weighted average shares outstanding	78,705		78,705		78,201		78,354

Diluted net income per share	$0.26		$0.28		$1.02		$1.10
Diluted weighted average shares outstanding	79,001		80,467		79,444		80,176

Selected Segment Information
Revenues:
Restaurants	$335,794	$308,809	$1,249,427	$1,122,153
Bakery	36,853	31,637	108,051	98,594
Intercompany bakery sales	(11,951)	(11,826)	(42,153)	(38,694)
	$360,696	$328,620	$1,315,325	$1,182,053

Income from operations:
Restaurants	$40,265	$40,586	$168,061	$164,837
Bakery	6,611	6,745	17,390	17,927
Corporate	(23,218)	(14,572)	(78,610)	(53,023)
	$23,658	$32,759	$106,841	$129,741

Selected Consolidated Balance Sheet Information	January 2, 2007	January 3, 2006
Cash and cash equivalents	$44,790	$31,052
Investments and marketable securities	89,524	146,922
Total assets	1,039,731	926,250
Total liabilities	328,189	279,551
Stockholders’ equity	711,542	646,699

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Supplemental Information	January 2, 2007	January 3, 2006	January 2, 2007	January 3, 2006
Comparable restaurant sales percentage change (1)	0.8%	0.7%	-0.6%	1.7%
Restaurants opened during period	13	9	21	18
Restaurants open at period-end	132	111	132	111
Restaurant operating weeks	1,626	1,494	6,055	5,299

(1) Includes Cheesecake Factory restaurants and Grand Lux Cafes

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements which present the fourth quarter fiscal 2006 year-over-year change in net income and diluted net income per share excluding the impact of stock-based compensation expense required under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their grant date fair values.  The Company adopted the new requirements beginning in the first quarter of fiscal 2006 using the modified prospective transition method and, as a result, did not retroactively adjust results from prior periods. Under this transition method, compensation expense associated with stock options recognized in the fourth quarter of fiscal 2006 included: 1) expense related to the remaining unvested portion of all stock option awards granted prior to January 4, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123; and 2) expense related to all stock option awards granted subsequent to January 4, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R.  Compensation expense associated with stock options recognized in the fourth quarter of fiscal 2005 reflect the correction of the misapplication of the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” with respect to certain option grants made to executive officers in fiscal years 1997 through 2001, to non-executive officers and other employees in fiscal years 1997 through 2004, and to outside directors in fiscal years 2000 and 2001.  These errors were identified in the Audit Committee of our Board of Directors’ voluntary review of our stock option granting practices, which we announced on July 18, 2006.  As a result, we restated previously issued consolidated financial statements included in our Form 10-K for the fiscal year ended January 3, 2006 and in our Form 10-Q for the quarter ended April 4, 2006.  The restated financial statements also corrected certain other errors.  Throughout this press release, all referenced amounts for prior periods and prior period comparisons reflect the balances and amounts on a restated basis.  The conclusion of the Audit Committee’s review was announced on November 20, 2006.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended January 2, 2007			14 Weeks Ended January 3, 2006			Year-Over-Year Percentage Change
	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	After-Tax Stock-Based Compensation Expense	Adjusted	Reported	Adjusted
	(unaudited; in thousands, except per share and percentages)

Net income	$20,436	$4,103	$24,539	$22,558	$114	$22,672	-9.4%	8.2%

Diluted net income per share	$0.26	$0.05	$0.31	$0.28	$0.00	$0.28	-7.1%	10.7%

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